EXHIBIT 25(c)

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C.  20549
                           ___________________________

                                    FORM T-1

                            STATEMENT OF ELIGIBILITY
                   UNDER THE TRUST INDENTURE ACT OF 1939 OF A
                    CORPORATION DESIGNATED TO ACT AS TRUSTEE

    Check if an application to determine eligibility of a Trustee pursuant to
                             Section 305(b)(2)  ____
                            ________________________

                                 CITIBANK, N.A.
               (Exact name of trustee as specified in its charter)


                                                                 13-5266470
                                                              (I.R.S. employer
                                                            identification no.)

  399 Park Avenue, New York, New York                                10043
(Address of principal executive office)                           (Zip Code)
                             _______________________


                         MCI COMMUNICATIONS CORPORATION
               (Exact name of obligor as specified in its charter)

          Delaware                                            52-0886267
(State or other jurisdiction of                           (I.R.S. employer
incorporation or organization)                            identification no.)

          1801 Pennsylvania Avenue, N.W.
          Washington, D.C.                                       20006
          (Address of principal executive office)                (Zip Code)


                             _______________________

                             Senior Debt Securities
                       (Title of the indenture securities)

Item 1.   General Information.

                    Furnish the following information as to the trustee:

          (a) Name and address of each examining or supervising authority to which it is subject.

                    Comptroller of the Currency, Washington, D.C.

                    Federal Reserve Bank of New York, New York, NY 33 Liberty Street,
                    New York, NY

                    Federal Deposit Insurance Corporation
                    Washington, D.C.

          (b)       Whether it is authorized to exercise corporate trust powers.

                    Yes.

Item 2.   Affiliations with Obligor.

                    If the obligor is an affiliate of the trustee, describe each such affiliation.

                              None.

Item 16.  List of Exhibits.

                    List below all exhibits filed as a part of this Statement of Eligibility.

                    Exhibits identified in parentheses below, on file with the Commission, are incorporated herein by reference as exhibits hereto.

                    Exhibit 1 -  Copy of Articles of Association of the
                                 Trustee, as now in effect.  (Exhibit 1
                                 to T-1 to Registration Statement No. 2-79983)

                    Exhibit 2 -  Copy of certificate of authority of the
                                 Trustee to commence business. (Exhibit 2 to T-1 to Registration Statement No. 2-29577)

                    Exhibit 3 -  Copy of authorization of the Trustee to
                                 exercise corporate trust powers.  (Exhibit 3
                                 to T-1 to Registration Statement No. 2-55519)

                    Exhibit 4 -  Copy of existing By-Laws of the Trustee.
                                 (Exhibit 4 to T-1 to Registration
                                 Statement No. 33-34988)

                    Exhibit 5 -  Not applicable.

                    Exhibit 6 -  The consent of the Trustee required by
                                 Section 321(b) of the Trust Indenture
                                 Act of 1939.  (Exhibit 6 to T-1 to
                                 Registration Statement No. 33-19227)

                    Exhibit 7 -  Copy of the latest Report of Condition
                                 of Citibank, N.A. (as of September 30,
                                 1994 - attached).

                    Exhibit 8 -  Not applicable.

                    Exhibit 9 -  Not applicable.


                               __________________


                                    SIGNATURE

           Pursuant to the requirements of the Trust Indenture Act of 1939, the Trustee, Citibank, N.A., a national banking association organized and existing under the laws of the United States of America, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in The City of New York and State of New York, on the 29th day of December, 1994.



                                                  CITIBANK, N.A.


                                                  By  /s/ Carol Ng
                                                      --------------------------
                                                      Carol Ng
                                                      Assistant Vice President

                                Charter No. 1461
                           Comptroller of the Currency
                              Northeastern District
                               REPORT OF CONDITION
                                  CONSOLIDATING
                              DOMESTIC AND FOREIGN
                                SUBSIDIARIES OF

                                 CITIBANK, N.A.

          of New York and the State of New York, of the close of business of September 30, 1994, published in response to call made by Comptroller of the Currency, under Title 12, United States Code, Section 161, Charter Number 1461 Comptroller of the Currency Northeastern District.

                                     ASSETS


                                                              Thousands
                                                              of dollars
Cash and balances due from depository institutions:
   Noninterest-bearing balances and currency and coin . . .  $ 6,482,000
   Interest-bearing balances  . . . . . . . . . . . . . . . .  7,724,000
Securities:
   Held-to-maturity securities  . . . . . . . . . . . . . . .  3,836,000
   Available-for-sale securities  . . . . . . . . . . . . . . 12,275,000
Federal funds sold and securities purchased under
   agreements to resell in domestic offices of the bank
   and of its Edge and Agreement subsidiaries and in IBFs;
   Federal funds sold . . . . . . . . . . . . . . . . . . . .  1,964,000
   Securities purchased under agreement to resell . . . . . .  1,613,000
Loans and lease financing receivables:
   Loans and leases, net of unearned income $124,721,000
   LESS: Allowance for loan
      and lease losses                      3,871,000
                                            ---------
   Loans and leases, net of unearned income and allowance .  120,850,000
Assets held in trading accounts . . . . . . . . . . . . . . . 39,855,000
Premises and fixes assets (including capitalized leases)  . .  3,173,000
Other real estate owned . . . . . . . . . . . . . . . . . . .  2,689,000
Investments in unconsolidated subsidiaries and associated
   companies  . . . . . . . . . . . . . . . . . . . . . . . .  1,010,000
Customers' liability to this bank on acceptances
   outstanding  . . . . . . . . . . . . . . . . . . . . . . .  1,404,000
Intangible assets . . . . . . . . . . . . . . . . . . . . . . . . 14,000
Other assets  . . . . . . . . . . . . . . . . . . . . . . . .  7,463,000
                                                               ---------
TOTAL ASSETS  . . . . . . . . . . . . . . . . . . . . . . . $210,342,000
                                                            ============

                                   LIABILITIES
Deposits:
   In domestic offices  . . . . . . . . . . . . . . . . . . $ 32,505,000
      Noninterest-bearing    $ 11,333,000
      Interest-bearing         21,172,000
                               ----------
   In foreign offices, Edge and Agreement
   subsidiaries, and IBFs . . . . . . . . . . . . . . . . .  105,210,000
      Noninterest-bearing     7,568,000
      Interest-bearing       97,642,000
                             ----------
Federal funds purchased and securities sold under
   agreements to repurchase in domestic offices of
   the bank and of its Edge and Agreement subsidiaries,
   and in IBFs:
   Federal funds purchased  . . . . . . . . . . . . . . . . .  5,588,000
   Securities sold under agreements to repurchase . . . . . .  1,390,000
Trading liabilities . . . . . . . . . . . . . . . . . . . .   25,140,000
Other borrowed money:
   With original maturity of one year or less . . . . . . . .  8,448,000
   With original maturity of more than one year . . . . . . .  3,751,000
Mortgage indebtedness and obligations under
   capitalized leases . . . . . . . . . . . . . . . . . . . . . . 61,000
Bank's liability on acceptances executed
   and outstanding  . . . . . . . . . . . . . . . . . . . . .  1,425,000
Notes and debentures subordinated
   to deposits  . . . . . . . . . . . . . . . . . . . . . . .  5,200,000
Other liabilities . . . . . . . . . . . . . . . . . . . . . .  8,813,000
                                                               ---------
   TOTAL LIABILITIES  . . . . . . . . . . . . . . . . . . . $197,531,000
                                                            ------------
                                 EQUITY CAPITAL
Common stock  . . . . . . . . . . . . . . . . . . . . . . . .  $ 751,000
Surplus   . . . . . . . . . . . . . . . . . . . . . . . . . .  6,006,000
Undivided profits and capital reserves  . . . . . . . . . . .  6,402,000
Net unrealized holding gains (losses) on available-for-sale
   securities . . . . . . . . . . . . . . . . . . . . . . . . .  228,000
Cumulative foreign currency translations adjustments  . . . .  (576,000)
                                                               ---------
TOTAL EQUITY CAPITAL  . . . . . . . . . . . . . . . . . . . $ 12,811,000
                                                            ------------
TOTAL LIABILITIES AND EQUITY CAPITAL  . . . . . . . . . .  $ 210,342,000
                                                           =============

I, Roger W. Trupin, Controller of the above-named bank, do hereby declare that this Report of Condition is true and correct to the best of my knowledge and belief.
                                                            ROGER W. TRUPIN

We, the undersigned Directors, attest to the correctness of this Report of Condition. We declare that it has been examined by us and, to the best of our knowledge and belief, has been prepared in conformance with the instructions and is true and correct.

CRISTOPHER J. STEFFEN
WILLIAM R. RHODES                      Directors
PAUL J. COLLINS